UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, FVCBankcorp, Inc. (the “Company”) and its wholly-owned subsidiary bank, FVCbank (the “Bank”), entered into an amended and restated employment agreement with David W. Pijor, Chairman and Chief Executive Officer of the Company and the Bank, that supersedes and replaces his prior employment agreement, dated October 1, 2014, with the Bank. Also on March 16, 2021, the Company and the Bank entered into an amended and restated change in control agreement with Patricia A. Ferrick, President of the Company and the Bank, that supersedes and replaces her prior change in control agreement, dated March 9, 2018, with the Company.

Amended and Restated Employment Agreement with David W. Pijor

Mr. Pijor’s amended and restated employment agreement has an initial term of three years. The term will automatically renew for successive one year terms unless Mr. Pijor or the Company and the Bank give(s) written notice, at least 120 days before the end of the then-current term, of an intent not to renew, or if the agreement is otherwise terminated early. Under the agreement, Mr. Pijor receives an annual base salary, which is currently $760,000, and annual incentive compensation in an amount of up to $1,000,000, as determined by the Board of Directors. In the event of termination of the agreement as a result of death or disability, Mr. Pijor or his estate would, for six months following the termination, be entitled to all compensation and benefits which Mr. Pijor would be entitled to receive absent such termination. Mr. Pijor is entitled to participate in the Company’s generally available benefit plans, a monthly car allowance of $1,000, and $1,000,000 of Company-paid life insurance.

In the event of a termination of the agreement by the Company or the Bank without “cause” or by Mr. Pijor for “good reason” (as such terms are defined in the agreement), and subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions of the agreement, Mr. Pijor would be entitled to receive, for a period of two years: (i) his base salary at his then-current rate, (ii) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination, to be paid monthly in accordance with the Bank’s regular payroll practices, and (iii) payment of his health insurance premiums under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), for a period of two years to the extent he is eligible for such benefits.

Mr. Pijor will be entitled to alternative severance compensation in the event of a termination of the agreement by the Company or the Bank without “cause” or by Mr. Pijor for “good reason” within the period beginning on the date the Company or the Bank enters into discussions with respect to a transaction that would constitute a “change in control” (as such term is defined in the agreement) of the Company or the Bank and ending on the earlier of (i) 12 months after the effectiveness of such transaction, or (ii) the abandonment of such transaction (a “Change in Control Termination”). If the Change in Control Termination occurs after the change in control of the Company or the Bank, then, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, Mr. Pijor would be entitled to receive (i) a lump sum cash payment equal to 2.99 times the sum of (a) his base salary at the highest rate in effect during the 12 months immediately preceding his termination date, and (b) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination, with such lump sum payment to be paid within 60 days after the later of the date of the termination or change in control (the “Change in Control Payment”), plus (ii) payment of his health insurance premiums under COBRA for a period of two years following his termination date. If the Change in Control Termination occurs prior to the change in control of the Company or the Bank, then, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, Mr. Pijor would be entitled to receive (i) equal monthly payments for a period of two years following his termination date in an aggregate amount equal to two times the sum of (a) his then-current base salary, and (b) the average annual bonus paid to him with respect to the three calendar-year period immediately preceding his termination (the “Change in Control Severance”), plus (ii) a lump sum cash payment equal to the Change in Control Payment less the aggregate amount of the Change in Control Severance, with such lump sum payment to be paid within 60 days after the date of the change in control of the Company or the Bank, plus (iii) payment of his health insurance premiums under COBRA for a period of two years following his termination date. Pursuant to the agreement, the change in control severance payments and benefits will be automatically reduced to the safe harbor limit to avoid the imposition of any golden parachute excise taxes, unless Mr. Pijor is in a better net after-tax position if he pays the excise taxes. In either case, neither the Company nor the Bank bears any obligation under the agreement to pay any golden parachute excise taxes on behalf of Mr. Pijor.

Mr. Pijor’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of two years following his termination or the expiration of the agreement, Mr. Pijor is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank’s headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. Mr. Pijor has also agreed that, during such period, he will not, directly or indirectly, solicit the customers or employees of the Company or the Bank for the benefit of any other competitive business.

A copy of Mr. Pijor’s amended and restated employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Change in Control Agreement with Patricia A. Ferrick

Ms. Ferrick’s amended and restated change in control agreement has an initial term of three years. The agreement renews on each anniversary of the date of the agreement for an additional one year, unless Ms. Ferrick or the Company and the Bank give(s) prior notice, at least 90 days before such anniversary date, of an intent not to renew, or if the agreement is otherwise terminated early. Ms. Ferrick will be entitled to severance compensation in the event of a termination of the agreement by the Company or the Bank without “cause” or by Ms. Ferrick for “good reason” within the period beginning on the date the Company or the Bank enters into discussions with respect to a transaction that would constitute a “change in control” (as such terms are defined in the agreement) of the Company or the Bank and ending on the earlier of (i) 12 months after the effectiveness of such transaction, or (ii) the abandonment of such transaction. If a termination of her employment occurs under such circumstances, then, subject to her timely execution and delivery of a general release that becomes effective and irrevocable, Ms. Ferrick would be entitled to receive (i) a lump sum cash payment equal to two times the sum of (a) her base salary at the highest rate in effect during the 12 months immediately preceding her termination date, and (b) the average annual bonus paid to her with respect to the three calendar-year period immediately preceding her termination, with such lump sum payment to be paid within 60 days after the later of the date of the termination or change in control, plus (ii) payment of her health insurance premiums under COBRA for a period of one year following her termination date. Pursuant to the agreement, the change in control severance payments and benefits will be automatically reduced to the safe harbor limit to avoid the imposition of any golden parachute excise taxes, unless Ms. Ferrick is in a better net after-tax position if she pays the excise taxes. In either case, neither the Company nor the Bank bears any obligation under the agreement to pay any golden parachute excise taxes on behalf of Ms. Ferrick.

Ms. Ferrick’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of one year following her termination or the expiration of the agreement, Ms. Ferrick is prohibited, absent the prior approval of a majority of the Board of Directors, from providing any advice, assistance or services to any competitive business or to any person that is attempting to form or acquire a competitive business if such competitive business operates, or is planning to operate, any office, branch or other facility that is, or is proposed to be, located within a 25 mile radius of the Bank’s headquarters or any branch or office, in any capacity, whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise. Ms. Ferrick has also agreed that, during such period, she will not, directly or indirectly, solicit the customers or employees of the Company or the Bank for the benefit of any other competitive business.

A copy of Ms. Ferrick’s amended and restated change in control agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated March 16, 2021, by and among FVCBankcorp, Inc., FVCbank and David W. Pijor.

10.2	Amended and Restated Change in Control Agreement, dated March 16, 2021, by and among FVCBankcorp, Inc., FVCbank and Patricia A. Ferrick.

104	The cover page from the Company's Form 8-K with a date on report of January 21, 2021, formatted in Inline Extensible Business Reporting Language (included with the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: March 17, 2021